Exhibit 10.6

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of [●], 2026, by and between Vireo Growth Inc., a British Columbia corporation (“Parent”), [•], [•] (the “Stockholder”), in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”), by and among Parent, the Stockholder, [•], [•] and [•] (the “Company”).

NOW THEREFORE IN CONSIDERATION of the mutual covenants contained in this Agreement and the Purchase Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parent and the Stockholder agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. Notwithstanding the foregoing, as used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Article IV, Section 3.

“Advisory Committee” has the meaning set forth in Article III, Section 1.

“Controlling Person” means any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act).

“Demand Registration” has the meaning set forth in Article II, Section 1(a).

“Effectiveness Period” has the meaning set forth in Article II, Section 3(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” has the meaning set forth in Article II, Section 5(c).

“Indemnifying Party” has the meaning set forth in Article II, Section 5(c).

“Losses” has the meaning set forth in Article II, Section 5(a).

“Parent Board” has the meaning set forth in Article III, Section 1.

“Parent Shares” means the Subordinate Voting Shares issued to the Stockholder pursuant to the Purchase Agreement and outstanding from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Article II, Section 2(a).

“Piggyback Registration Statement” has the meaning set forth in Article II, Section 2(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Article II, Section 2(a).

“Piggyback Shelf Takedown” has the meaning set forth in Article II, Section 2(a).

“Principal Market” means the Trading Market on which the Subordinate Voting Shares are primarily listed on and quoted for trading, which, as of the Closing Date, shall be the Canadian Securities Exchange.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) the Parent Shares issuable to the Stockholder pursuant to the Purchase Agreement and outstanding from time to time, and (ii) any securities issued or issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided that the Stockholder’s Parent Shares shall cease to be Registrable Securities upon the earlier of (i) the date on which securities have been sold pursuant to an effective Registration Statement, or (ii) the date on which such securities may be sold by the Stockholder without volume or manner-of-sale restrictions under Rule 144 (or any successor rule), as reasonably determined by counsel to the Parent. Notwithstanding anything to the contrary herein, any Parent Shares that are forfeited, cancelled, transferred, or otherwise disposed of pursuant to the Purchase Agreement or any Ancillary Document, including in connection with any forfeiture, escrow arrangement, indemnification obligation, purchase price adjustment or setoff, shall automatically cease to be Registrable Securities and shall no longer be entitled to any rights under this Agreement.

“Registration Statements” means any one or more registration statements of the Parent filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Restricted Periods” means, with respect to any Parent Shares that have been issued to the Stockholder and are outstanding at the applicable time, the restricted periods set out in the Lock-Up Letter during which such Parent Shares are not transferable by the Stockholder without the prior written consent of the Parent. For the avoidance of doubt, nothing in this Agreement shall permit any sale or transfer of Registrable Securities in violation of the Lock-Up Letter, and any such sale or transfer shall remain subject to the restrictions contained therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire related to the registration of the Parent Shares in a form provided by the Parent to the Stockholder.

“Subordinate Voting Shares” means the Subordinate Voting Shares in the authorized share structure of the Parent and any securities into which such Subordinate Voting Shares may hereinafter be reclassified.

“Trading Day” means (i) a day on which the Subordinate Voting Shares are listed or quoted and traded on its Principal Market, or (ii) if the Subordinate Voting Shares are not listed on its Principal Market, a day on which the Subordinate Voting Shares are traded on a Trading Market, or (iii) if the Subordinate Voting Shares are not listed on any Trading Market, a day on which the Subordinate Voting Shares are quoted on the OTCQX, OTCQB or Pink Market over-the-counter markets; provided, that in the event that the Subordinate Voting Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the Canadian Securities Exchange, the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or other stock exchange on which the Subordinate Voting Shares are listed or quoted for trading on the date in question.

ARTICLE II
REGISTRATION RIGHTS

1.             Demand Registration.

(a)            At any time following the expiration of the applicable Restricted Period with respect to the Registrable Securities being registered, the Stockholder shall have the right, by delivering written notice to Parent (which notice shall specify the number of Registrable Securities requested to be included in such registration and the intended method of distribution thereof), to require Parent to effect the registration under the Securities Act of the resale of all or any portion of the Registrable Securities (a “Demand Registration”); provided, however, that the Stockholder may not exercise the Demand Registration right more than once in any twelve (12) month period; provided, further, that Parent shall not be obligated to effect a Demand Registration unless the Registrable Securities proposed to be registered have an anticipated aggregate offering price (net of underwriting discounts and commissions) of at least $5,000,000.

(b)            Upon receipt of a valid request for Demand Registration, Parent shall use commercially reasonable efforts to (i) prepare and file a Registration Statement covering the Registrable Securities identified in such request as promptly as reasonably practicable (and in any event within sixty (60) days following receipt of such request (or ninety (90) days if Parent is required to include audited financial statements not yet available)), and (ii) cause such Registration Statement to be declared effective as promptly as reasonably practicable thereafter; provided, however, that Parent shall have the right, exercisable by written notice to the Stockholder within ten (10) days of receipt of a request for Demand Registration, to defer the filing of a Registration Statement for a period of not more than ninety (90) days from the date of such notice if Parent’s board of directors determines in good faith that such registration would reasonably be expected to materially interfere with, or require premature disclosure of, any pending material financing, acquisition, corporate reorganization or other material corporate development involving Parent; provided, further, that Parent may not exercise this deferral right more than once in any twelve (12) month period.

(c)            Parent shall not be obligated to effect more than one (1) Demand Registration pursuant to this Section; provided, however, that a Demand Registration shall not be counted for purposes of this Section unless and until the applicable Registration Statement has been declared effective and remains effective for at least thirty (30) consecutive days (unless such effectiveness is terminated at the request of the Stockholder); provided, further, that a Demand Registration shall not be counted if (i) the Stockholder was not able to register and sell at least seventy-five percent (75%) of the Registrable Securities requested to be included in such registration, or (ii) the registration was withdrawn solely as a result of a material adverse change in Parent’s business, assets, operations or financial condition.

(d)            Parent may include shares for its own account or for the account of other stockholders in any Demand Registration; provided that if the managing underwriter advises in writing that the total number of shares requested to be included exceeds the number that can be sold in such offering without adversely affecting the offering price, timing or success of the offering (an “Adverse Effect”), then the shares to be included shall be allocated (i) first, to the Registrable Securities requested to be included by the Stockholder initiating such Demand Registration, up to the maximum number that the managing underwriter advises can be sold without an Adverse Effect; (ii) second, to any securities proposed to be included by Parent for its own account; and (iii) third, to any securities proposed to be included by other holders, on a pro rata basis; provided, further, that if the managing underwriter determines that including all of the Stockholder’s requested Registrable Securities would cause an Adverse Effect, the Stockholder may withdraw its Demand Registration request, which withdrawal shall not count against the Stockholder’s one (1) permitted Demand Registration.

(e)            Parent shall not be required to effect a Demand Registration (i) within one hundred and eighty (180) days following the effective date of any other Registration Statement (other than on Form S-8 or Form S-4) or the closing of any underwritten public offering by Parent, (ii) within ninety (90) days following the effective date of any prior Demand Registration, or (iii) during any period in which Parent is in possession of material non-public information that its board of directors determines in good faith it would be materially harmful to Parent to disclose at such time, for so long as such determination remains in effect (but in no event for more than ninety (90) days following the date of such determination, and Parent may not invoke this clause (iii) more than once in any twelve (12) month period).

(f)            The Stockholder agrees that, in connection with any underwritten Demand Registration, it shall: (i) enter into customary underwriting arrangements and an underwriting agreement in form and substance reasonably satisfactory to Parent and the managing underwriter; (ii) execute a customary lock-up agreement for a period not to exceed ninety (90) days following the effective date of the applicable Registration Statement (or such shorter period as the managing underwriter may require), which lock-up shall be in the same form as any lock-up executed by Parent’s directors and executive officers in connection with the same offering; and (iii) not effect any public sale or distribution of Registrable Securities (other than pursuant to such Registration Statement) during the period commencing on the date of the underwriting agreement and ending on the date that is ninety (90) days thereafter.

2.             Piggyback Registration.

(a)            At any time following the date hereof (provided that no sales of Registrable Securities shall occur during any applicable Restricted Period except as permitted under the Lock-Up Letter), whenever the Parent proposes to register the offer and sale of any Subordinate Voting Shares under the Securities Act (other than (i) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Parent pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) pursuant to a registration statement filed in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Parent and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Parent shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such registration statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Article II, Section 1(b), Section 1(c) and Section 1(e), shall include in such registration all Registrable Securities with respect to which the Parent has received written requests for inclusion from the holders thereof within ten (10) days after the Parent’s notice has been sent to the Stockholder (it being understood that no sale of Registrable Securities shall occur in violation of the Lock-Up Letter). If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(b)            If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Parent and the managing underwriter advises the Parent and the holders of Registrable Securities (if any holders of Registrable Securities that are not then subject to a Restricted Period have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of Subordinate Voting Shares proposed to be included in such registration or takedown, including all Registrable Securities that are not then subject to a Restricted Period and all other Subordinate Voting Shares proposed to be included in such underwritten offering, exceeds the number of Subordinate Voting Shares which can be sold in such offering and/or that the number of Subordinate Voting Shares proposed to be included in any such registration or takedown would adversely affect the price per share of the Subordinate Voting Shares to be sold in such offering, the Parent shall include in such registration or takedown (i) first, the Subordinate Voting Shares proposed to be sold by the Parent and (ii) second, the Registrable Securities that are not then subject to a Restricted Period requested by the holders of Registrable Securities that are not then subject to a Restricted Period and Subordinate Voting Shares requested to be included therein by other holders of Subordinate Voting Shares, allocated pro rata among all such holders on the basis of the number of Registrable Securities that are not then subject to a Restricted Period and the number of Subordinate Voting Shares other than Registrable Securities that are not then subject to a Restricted Period (on a fully diluted, as converted basis), as applicable, owned by all such holders or in such manner as they may otherwise agree.

(c)            If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Subordinate Voting Shares other than Registrable Securities, and the managing underwriter advises the Parent in writing that in its reasonable and good faith opinion the number of Subordinate Voting Shares proposed to be included in such registration or takedown, including all Registrable Securities that are not then subject to a Restricted Period and all other Subordinate Voting Shares proposed to be included in such underwritten offering, exceeds the number of Subordinate Voting Shares which can be sold in such offering and/or that the number of Subordinate Voting Shares proposed to be included in any such registration or takedown would adversely affect the price per share of the Subordinate Voting Shares to be sold in such offering, the Parent shall include in such registration or takedown (i) first, the Subordinate Voting Shares requested to be included therein by the holder(s) requesting such registration or takedown; and (ii) second, the Registrable Securities that are not then subject to a Restricted Period requested by the holders of Registrable Securities that are not then subject to a Restricted Period and the Subordinate Voting Shares requested to be included therein by other holders of Subordinate Voting Shares, allocated pro rata among all such holders on the basis of the number of Subordinate Voting Shares other than the Registrable Securities that are not then subject to a Restricted Period (on a fully diluted, as converted basis) and the number of Registrable Securities that are not then subject to a Restricted Period, as applicable, owned by all such holders or in such manner as they may otherwise agree.

(d)            If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Parent, the Parent shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e)            The Stockholder agrees to furnish to the Parent a completed Selling Stockholder Questionnaire. At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Parent will notify the Stockholder of the information the Parent requires from the Stockholder including the information contained in the Selling Stockholder Questionnaire, which shall be completed and delivered to the Parent promptly upon request and, in any event, within five (5) Trading Days prior to the applicable anticipated filing date. The Stockholder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless the Stockholder has returned to the Parent a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If the Stockholder holding Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Parent shall use its commercially reasonable efforts to take such actions as are required to name the Stockholder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. The Stockholder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Article II, Section 1(e) will be used by the Parent in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

3.             Registration Procedures

If the Parent elects to undertake any registration hereunder:

(a)            The Parent shall, not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than two (2) Trading Days prior to the filing of any amendment or supplement thereto, (i) furnish to the Stockholder via electronic mail address at the address noted on the latest Selling Stockholder Questionnaire or supplement thereto (if any) received by the Parent copies of such Registration Statement or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of the Stockholder with respect to information that pertains to the Stockholder as “Selling Stockholder” or the “Plan of Distribution” (it being acknowledged and agreed that if the Stockholder does not object to the aforementioned documents within such five (5) Trading Day or two (2) Trading Day period, as the case may be, then the Stockholder shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to the Parent, to conduct a reasonable investigation within the meaning of the Securities Act. The Parent shall consider in good faith the Stockholder’s reasonable objections to the form of any Registration Statement or amendment or supplement thereto, provided that, the Parent is notified of such objection in writing within the five (5) Trading Day or two (2) Trading Day period described above, as applicable.

(b)            (i) The Parent shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities until two years following the expiration of the last Restricted Period (or, if sooner, the time when the Stockholder has sold or otherwise no longer holds any Registrable Securities or may sell the Registrable Securities pursuant to Rule 144) (the “Effectiveness Period”); (ii) the Parent shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) the Parent shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide the Stockholder true and complete copies of all correspondence from and to the SEC relating to such Registration Statement solely to the extent that such correspondence pertains to the Stockholder as “Selling Stockholder” but shall not be required to provide any comments or other correspondence that would result in the disclosure to the Stockholder of material non-public information concerning the Parent; and (iv) the Parent shall comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Stockholder thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that the Stockholder shall be responsible for the delivery of the Prospectus to the Persons to whom the Stockholder sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and the Stockholder agrees to dispose of Registrable Securities in compliance with the “Plan of Distribution” described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws.

(c)            The Parent shall notify the Stockholder (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies the Parent whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on any Registration Statement (in which case the Parent shall provide to the Stockholder true and complete copies of all comments that pertain to the Stockholder as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Parent believes would constitute material non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Stockholder as “Selling Stockholder” or the “Plan of Distribution”; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceeding for that purpose; (iv) of the receipt by the Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Parent that the Parent believes may be material and that, in the determination of the Parent, makes it not in the best interest of the Parent to allow continued availability of a Registration Statement or Prospectus, provided that the Parent shall not disclose the content of any material non-public information to the Stockholder.

(d)            The Parent shall use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e)            The Parent shall, if requested by the Stockholder, furnish to the Stockholder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Parent shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system.

(f)             The Parent shall, prior to any resale of Registrable Securities by the Stockholder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Stockholder in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Stockholder under the securities or Blue Sky laws of such jurisdictions within the United States as the Stockholder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Parent shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Parent to any tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g)            If requested by the Stockholder, the Parent shall cooperate with the Stockholder to facilitate the timely preparation and delivery of certificates or other evidence representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or other evidence shall be free, to the extent permitted by the Purchase Agreement, the Lock-Up Letters and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Stockholder may reasonably request.

(h)            The Parent shall, following the occurrence of any event contemplated by Article II, Section 3(c), as promptly as reasonably practicable (taking into account the Parent’s good faith assessment of any adverse consequences to the Parent and its shareholders of the premature disclosure of such event), prepare and file a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(i)             The Parent may require the selling Stockholder to furnish to the Parent a certified statement as to (i) the number of Subordinate Voting Shares beneficially owned by the Stockholder and any Affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the Subordinate Voting Shares and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission.

(j)             The Parent agrees to promptly deliver to the Stockholder, without charge, a reasonable number of copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto. The Parent hereby consents to the use of such Prospectus and each amendment or supplement thereto by the selling Stockholder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto. The Stockholder agrees to sell its shares in the manner described in the applicable Registration Statement under the section “Plan of Distribution.”

(k)            If requested by the Stockholder, the Parent shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such material information as the Parent reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Parent has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(l)             The Parent shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including Rule 172, notify the Stockholder promptly if the Parent no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

4.             Registration Expenses. All fees and expenses incident to the Parent’s performance of or compliance with its obligations under this Agreement (excluding (x) any brokerage fees or commissions and (y) all legal fees and expenses of legal counsel for the Stockholder) shall be borne by the Parent whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Subordinate Voting Shares are then listed for trading, and (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Parent in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such U.S. jurisdictions as reasonably requested by the Stockholder), (ii) printing expenses, (iii) fees and disbursements of counsel for the Parent, and (iv) fees and expenses of all other Persons retained by the Parent in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Parent be responsible for any underwriting, broker or similar fees or commissions of the Stockholder or, except to the extent provided for herein, any legal fees or other costs of the Stockholder.

5.             Indemnification.

(a)            Indemnification by the Parent. The Parent shall indemnify, defend and hold harmless the Stockholder, the officers, directors, agents, partners, members, managers, shareholders, Affiliates and employees of the Stockholder, each Person who controls the Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, agents and employees of each such Controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Parent of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage, liability, except to the extent, but only to the extent, that (A) such untrue statements, omissions or alleged omissions are based solely upon information regarding the Stockholder furnished in writing to the Parent by the Stockholder expressly for use therein, or to the extent that such information relates to the Stockholder or the Stockholder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by the Stockholder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (B) in the case of an occurrence of an event of the type specified in Article II, Section 3(c)(iii)-(vi), related to the use by the Stockholder of an outdated or defective Prospectus after the Parent has notified the Stockholder in writing that the Prospectus is outdated or defective and prior to the receipt by the Stockholder of the Advice contemplated and defined in Article IV, Section 3 below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected or (C) to the extent that any such Losses arise out of the Stockholder’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The indemnification provided for under this Article II, Section 4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or Controlling Person of such indemnified party. The indemnity set forth in this Section 4(a) shall be in addition to any liability the Parent may otherwise have.

(b)            Indemnification by the Stockholder. The Stockholder shall indemnify and hold harmless the Parent, its directors, officers, agents and employees, each Person who controls the Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such Controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding the Stockholder furnished in writing to the Parent by the Stockholder expressly for use therein or (ii) in the case of an occurrence of an event of the type specified in Article II, Section 3(c)(iii)-(vi), to the extent related to the use by the Stockholder of an outdated or defective Prospectus after the Parent has notified the Stockholder in writing that the Prospectus is outdated or defective and prior to the receipt by the Stockholder of the Advice contemplated in Article IV, Section 3, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of the Stockholder hereunder be greater in amount than the dollar amount of the net proceeds received by the Stockholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)            Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Article II, Section 4) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Article II, Section 4, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

6.             Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Parent to the public without registration, the Parent shall:

(a)            use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act, at any time after the date hereof; and

(c)            furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Parent as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Parent, and such other reports and documents so filed or furnished by the Parent as such holder may reasonably request that are required in connection with the sale of Registrable Securities without registration.

7.             Termination. The provisions of this Article II (other than Article II, Section 4) shall terminate upon such time as the Stockholder no longer holds any Registrable Securities.

ARTICLE III
COMMITTEE

1.             Advisory Committee Formation and Composition. At the sole option of the Parent’s Chief Executive Officer, the Parent may establish an advisory committee (the “Advisory Committee”) to advise the board of directors of the Parent (the “Parent Board”). The members of such Advisory Committee may be chosen by the Chief Executive Officer or the Parent Board.

2.             Purpose of the Advisory Committee. The Advisory Committee will have only such duties as the Chief Executive Officer may elect from time to time. However, the Advisory Committee shall not be entitled to any rights or information of any type with respect to the Parent except and only to the extent expressly determined by the Chief Executive Officer. In no event shall any members of the Advisory Committee be entitled to attend any meetings of the Parent Board or any committees thereof.

ARTICLE IV
MISCELLANEOUS

1.             Remedies. In the event of a breach by the Parent or by the Stockholder of any of their obligations under this Agreement, the Stockholder or the Parent, as the case may be, in addition to being entitled to exercise all rights granted under this Agreement, will be entitled to specific performance of its rights under this Agreement. The Parent and the Stockholder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement.

2.             Compliance. The Stockholder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

3.             Discontinued Disposition. By its acquisition of Registrable Securities, the Stockholder agrees that, upon receipt of a notice from the Parent of the occurrence of any event of the kind described in Article II, Section 3(c)(iii)-(vi), the Stockholder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Parent that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.

4.             Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Parent and the Stockholder, provided that any party may give a waiver as to itself.

5.             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

6.             Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, the rights under this Agreement shall not be assignable if the Registrable Securities are transferred pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Parent may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Parent’s assets) or obligations hereunder without the prior written consent of the Stockholder. The Stockholder may assign its respective rights hereunder solely in the manner and to the Persons as permitted under the Purchase Agreement; provided in each case that (i) the Stockholder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Parent at least ten (10) calendar days prior to such assignment, (ii) the Parent is, within a reasonable time (not to exceed ten (10) calendar days) after such notice, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Parent received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Parent to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and executes and delivers any certificates or other documentation required by Parent evidencing this fact.

7.             Execution and Counterparts. This Agreement may be executed electronically (including by Docusign or similar service) and in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature were the original thereof.

8.             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the laws of the State of Delaware.

9.             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

10.           Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

VIREO GROWTH INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]